4th Quarter and Full Year 2008
Earnings Conference Call
February 19, 2009
TRANSFORMING INVESTMENT
INTO FUTURE VALUE
Exhibit 99.1

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-
looking statements are based on the Corporation’s expectations and involve risks and uncertainties;
consequently, actual results may differ materially from those expressed or implied in the statements.
Such risks and uncertainties include, but are not limited to, general economic conditions, conditions in the debt and equity markets, legislative and regulatory changes, changes in demand for electricity and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, timing, markets, products, services and prices of the Corporation’s subsidiaries. The foregoing and other factors are discussed and should be reviewed in the Corporation’s most recent
Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange
Commission. Forward-looking statements included herein speak only as of the date hereof and the
Corporation undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
For more information, contact:
Sue Allen - V.P. IR & Treasurer, 203.499.2409
Susan.Allen@uinet.com
Michelle Hanson - Mgr. IR, 203.499.2481
Michelle.Hanson@uinet.com
Important Note to Investors

UIL Holdings 4Q and Full Year 2008 Earnings Call
 ➢ Discussion Topics
 › 2008 Earnings
 › Rate Case Summary
 › Dividend
 › GenConn
 › Middletown-to-Norwalk Transmission Project
 › 2008 Earnings
 › 2009 Earnings Guidance
 › Financing Plan

4Q and Full Year 2008 Financial Results -
Summary
➢ 4Q ’08 earnings from continuing operations of $8.8 million, or $0.36 per share, compared to $8.7 million, or $0.35 per share in 4Q ’07
➢ Full year ’08 earnings from continuing operations of $48.4 million, or $1.93 per share, compared to $46.7 million, or $1.87 per share in
 ’07

Rate Case Decision - Docket #08-07-04
Request:
➢ Two year rate plan
➢ Revenue increase:
 › $52.4 million in 2009, residential increase of 7.2% (total bill basis)
 › $29.8 million in 2010, residential increase of 4.3% (total bill basis)
 › Above values were before 2009 pension and postretirement expense increase of $8 million as measured at 12/31/08
➢ 10.75% ROE, 50% equity, 50% debt capital structure

Approved:
➢ Two year rate plan
➢ Revenue increase:
 › $6.1 million increase in 2009
 ▶ Coupled with previously implemented $7.2 million increase from our last rate decision, the change from today is a revenue reduction of $0.97 million, or 0.08%

 ➢ A one-time customer credit will be issued in April 2009
 › 2010 revenue requirements increased by approx. $19 million over 2009, to be adjusted for changes in 2010 pension expense (4Q ’09)
 › Pension expense left open based on 12/31/09 asset balances & discount rate
➢ 8.75% ROE, 50% equity, 50% debt capital structure
➢ Items for reconsideration
 › Clarification
 › Technical errors

Rate Case Decision - cont.
Favorable Items
➢ Implemented UI’s proposed revenue decoupling methodology
 › Annual true-up
 ▶ If revenues < approved, rates will adjust to collect additional revenues
 ▶ If revenues > approved, excess will be retuned to customers
 › Decoupling methodology will be reevaluated after a two-year pilot period
➢ Approved 90% of proposed distribution capital program expenditures
➢ Transferred a portion of uncollectibles and other expense to Generation
 Service Charge
 › Approximately $7 million
➢ Established a regulatory asset for a portion of 2009 increased pension and postretirement expense
 ›  Future recovery of $10.2 million
➢ Pension tracker
 › Annual true-up
 ▶ Based on year-end valuation, which takes into account changes, if any, in asset values and the discount rate

Rate Case Decision - cont.
➢ Cost of Debt tracking mechanism
 › Annual true-up
 ▶ Provided embedded debt cost after issuances, differs from allowed embedded cost of capital of
 6.42% for 2009, 6.76% for 2010
 ➢ Minimum 25 basis points and results in +/- $1.5 million interest expense or greater
➢ Sharing mechanism
 › 50% of excess earnings over allowed level is returned to customers through bill reduction
 › 50% retained by UI
➢ Increased distribution revenue requirements in 2010, approximately $19 million over 2009
 › Excludes impacts of a change in pension expense
Unfavorable Items
➢ Lower than expected allowed ROE, 8.75%
➢ Significant decrease in amount of O&M expenses
 › $158.6 million requested vs. $134.4 million approved

Dividend
➢ With the distribution rate decision now finalized, UIL’s Board of
 Directors has affirmed its commitment to continue to pay the dividend at its current level
 › Consistent annual dividend of $1.728 per share for more than 12 years
 › Paid a consecutive quarterly dividend, without suspension, for more than 100 years

Locations	Devon & Middletown
Permits	Anticipated 1Q ‘09
Approximate Cost	$400 Million*
Financing	Anticipated 1H ‘09
Technology	GE LM6000
Capacity	400 MW
COD	2010 & 2011
Off Taker	CL&P
Project Development Highlights
Partnership between UI and NRG
* GenConn estimates that project costs may increase over the proposal it had originally submitted to the DPUC. The increase is driven primarily by increased financing costs and the cost to build interconnection facilities at the Middletown site. Financing costs and interconnection cost are considered pass-through costs and GenConn expects to recover these costs in its future rates as determined by DPUC.
GenConn Energy - Peaking Generation
➢  Regulated COS approach
 › ROE, lifetime floor - 9.75%
 › 50/50 debt to equity
 › 30-year O&M costs reviewed annually
➢  Financing
 › Financed at the project level
 › Lower overall cost of project
 › Flexibility during construction
 › Equity bridge loan option

MIDDLETOWN
Scovill Rock S/S
MERIDEN
MIDDLEFIELD
CHESHIRE
Beseck S/S
WALLINGFORD
DURHAM
HADDAM
HAMDEN
BETHANY
NORTH HAVEN
WOOD-BRIDGE
ORANGE
HAVEN
MILFORD
East Devon S/S
EASTON
WESTON
WILTON
Singer S/S
FAIRFIELD
WESTPORT
NORWALK
Norwalk S/S

7 Miles of
345kV OH
33 Miles of
345kV OH
8 Miles of 2 -
345kV “XLPE” UG
2 Miles of
345kV OH
3 Miles of
345kV OH
UI to Own, Construct &
Operate 345kV Singer
Substation and 5.6 Miles
of 345kV XLPE UG Cable
16 Miles of 2 -
345kV “XLPE” UG
Middletown-to-Norwalk 345kV Transmission Project
➢ Energized ahead of schedule: December 2008
➢ UI’s cost approximately: $290 million
➢ Rate base growth: $300 million
➢ Safety:
 › > 725 thousand hrs worked with zero recordable
 incidents
 › OSHA Partnership

Quarter Ended December 31, 2008	Quarter Ended December 31, 2007	Year Ended December 31, 2008	Year Ended December 31, 2007
Net Income (Loss) ($M)				
UI				
Distribution, CTA and Other	$ 3.0	$ 4.1	$ 27.4	$ 35.3
Transmission	6.7	4.4	23.7	12.6
Total UI Net Income	**$ 9.7**	**$ 8.5**	**$ 51.1**	**$ 47.9**
UIL Corporate	(0.9)	0.2	(2.7)	(1.2)
Total Continuing Operations	**$ 8.8**	**$ 8.7**	**$ 48.4**	**$ 46.7**
Discontinued Operations - Xcelecom	(0.1)	(0.1)	(0.3)	(2.0)
Total Net Income	**$ 8.7**	**$ 8.6**	**$ 48.1**	**$ 44.7**
Earnings (Loss) per Share ($/share)				
UI				
Distribution, CTA and Other	$ 0.12	$ 0.16	$ 1.09	$ 1.41
Transmission	0.26	0.18	0.94	0.51
Total UI	**$ 0.38**	**$ 0.34**	**$ 2.03**	**$ 1.92**
UIL Corporate	(0.02)	0.01	(0.10)	(0.05)
Total Continuing Operations	**$ 0.36**	**$ 0.35**	**$ 1.93**	**$ 1.87**
Discontinued Operations - Xcelecom	(0.01)	(0.01)	(0.01)	(0.08)
Total UIL Holdings	**$ 0.35**	**$ 0.34**	**$ 1.92**	**$ 1.79**

4Q and Full Year 2008 Financial Results

4Q and Full Year 2008 Earnings Details Compared
to the Same Periods in 2007
The United Illuminating Company
Distribution, CTA & Other
 › Distribution earnings for both the quarter and full year 2008 continue to be impacted by lower kilowatt hour sales, increased interest expense from higher borrowings and mark-to-market adjustments to non-qualified pension investments
 › Lower kWh sales volume, $0.05 per share in 4Q ’08
 ▶ FY ’08, $0.18 per share lower
 › Actual kWh sales were down 4.3% in 4Q ’08
 ▶ FY ’08, 3.2% lower
 › Weather adjusted retail kWh consumption 3.4% lower in 4Q ’08
 ▶ FY ’08, 3.7% lower
 › Uncollectibles expense were $0.03 per share favorable in 4Q ’08 compared to
 4Q ’07
 ▶ Reduced earnings by $0.05 per share FY ’08

4Q and FY compared to 2007 - cont.
Distribution, CTA & Other - cont.
 › Increased revenue for the quarter and the year from previously approved increases in distribution rate components
 › Mark-to-market adjustments for non-qualified pensions (below the line) reduced earnings $0.03 per share in 4Q ’08
 ▶ FY ’08, $0.10 per share reduction
 › Distribution and CTA combined return on equity in 2008 - 6.99%
Transmission
 › Transmission earnings were strong in the 4Q ’08 compared to 4Q ’07
 ▶ $0.26 per share vs. $0.18 per share
 › 2008 transmission earnings increased 88% over 2007
 ▶ $0.94 per share vs. $0.51 per share
 ▶ Middletown-to-Norwalk transmission project was completed and energized in 4Q ’08
 ➢ Ahead of original schedule and on budget
 ▶ Trumbull substation was energized in 2Q ’08
 › Weighted average return on equity in 2008 - 12.55%

4Q and FY compared to 2007 - cont.
Depreciation expense increased in 2008 by $0.07 per share, due to capital spending
Increased interest expense from higher borrowings, $0.04 per share in 4Q ’08
 › FY ’08, $0.21 per share
Corporate and Other
 › The absence of interest income of $0.02 per share recorded in 4Q ’07 related to UIL’s loss carryback claim with the IRS

2009 expectations are not intended to be additive.
2009 Guidance Expectations
➢ Managing distribution O&M expenses
➢ Even with short-term action, UI expects that it will be a challenge to meet the distribution business 8.75% allowed return on equity
➢ Assumes the transmission business weighted average return on equity of 12.3% to 12.5% in 2009
➢ Issuing $75-$100 million in external equity during 2009, depending upon equity market conditions
➢ Based upon current estimates, UIL expects that even with the dilution from an equity issuance,
 2009 earnings per share from continuing operations would fall within the earnings ranges noted
 above
	2008 Actual	2009 EPS Guidance
Total United Illuminating Company	$2.03	$1.90 - $2.10
Distribution, CTA & Other	1.09	0.90 - 1.10
Transmission	0.94	0.95 - 1.05
Corporate	(0.10)	(0.12) - (0.07)
Total Continuing Operations	$1.93	$1.80 - $2.00
	(0.01)
Total UIL	$1.92
2009 Earnings Guidance

2009 ($M)
Distribution	$110 - $120
Transmission	$28 - $38
Total Projected Capital Expenditures [(1)]	**$140 - $155**

(1) Projections are not intended to be additive

2009 Capital Expenditure Projections

Financing Plan
➢ Debt
 › February 2009 - remarketed Pollution Control Revenue Bonds
 ▶ $7.5 million @ 5.75% for a 3-year period ending February 1, 2012
 ▶ $71 million @ 7.125% for a 3-year period ending February 1, 2012
 › Refinancing $51 million maturing debt in 2009
 › DPUC approved an application to afford UI flexibility to market outstanding tax-
 exempt bonds - redeem & reissue without insurance
 ▶ $25 million, $27.5 million and $64.6 million principal amount of tax-exempt bonds outstanding that are currently insured by Ambac
 › Expect to apply to the DPUC for approval of additional debt financings over the next 3 years
 ▶ Capital needed to fund capital expenditure program
➢ Equity
 › Equity issuance of $75-$100 million in 2009
 ▶ Capital needed to fund capital expenditure program
 ▶ GenConn equity contribution in 2010
 ▶ Will closely monitor capital markets

Financing Plan - cont.
➢ Liquidity
 › UIL & UI have a $175 million joint short-term credit facility due December 2011
 ▶ UI had $148 million outstanding as of December 31, 2008
 ➢ GenConn financing $40 million
 ➢ Tax exempt bond $25 million
 ▶ UIL had $1 million standby letter of credit outstanding as of December 31, 2008
 › $7.7 million unrestricted cash and temporary investments as of December 31,
 2008
 › UI has a $25 million revolving credit agreement due May 2009
 ▶ UI did not have any short-term borrowings outstanding as of December 31, 2008
 › UIL also has an uncommitted money market loan facility

Q&A

2008 Cap Ex ($M)	
Distribution	
Distribution System	$76
Support Projects	42
Total Distribution	**$118**
Transmission	
Middletown/Norwalk	$84
Transmission - Other	10
Total Transmission	**$93**
Total Capital Expenditures	**$211**

2008 Average Rate Base ($M)
$361
$194
$476
Transmission
CTA
Distribution

2008 Cap. Ex and Average Rate Base

Quarter Ended December 31,		Year Ended December 31,	
	2008	2007	2008	2007
Earnings per Share - diluted				
Continuing Operations	$ 0.35	$ 0.35	$ 1.90	$ 1.85
Discontinued Operations	(0.01)	(0.01)	(0.01)	(0.08)
Net Earnings	$ 0.34	$ 0.34	$ 1.89	$ 1.77
Avg. Number Outstanding Shares - basic	25,159	25,024	25,114	24,986
Avg. Number Outstanding Shares - diluted	25,477	25,336	25,477	25,299
Number of Shares Outstanding at end of period	25,274	25,160	25,274	25,160
Actual Degree Days				
Heating	1,908	1,685	5,190	5,297
Cooling	2	57	914	853

Additional Information